Exhibit 99.1
Pro Forma Consolidated Financial Information
Introduction
On March 31, 2010, the restructuring transactions contemplated by the Transaction, Contribution and Purchase Agreement dated February 9, 2010 among RealNetworks, Inc. (“Real” or “RealNetworks”), RealNetworks Digital Music of California, Inc., a wholly owned subsidiary of Real, MTV Networks, a division of Viacom International Inc. (“MTVN”), DMS Holdco Inc., a wholly owned subsidiary of MTVN, and Rhapsody America LLC , the joint venture formed by Real and MTVN (“Rhapsody,” together with the other parties listed above, the “Parties”), were completed. At the closing, Rhapsody was converted from a limited liability company to a corporation, and Real, MTVN and two minority stockholders hold the outstanding shares of Rhapsody such that MTVN owns 47.5%, Real owns slightly less than 47.5% of such outstanding shares and the minority stockholders own the remainder. Real contributed $18 million in cash, the Rhapsody brand and certain other assets, including content licenses, in exchange for shares of convertible preferred stock of Rhapsody, carrying a $10 million preference upon certain liquidation events. A portion of Real’s cash contribution was used to repurchase the international radio business that was previously contributed to Rhapsody by Real. MTVN contributed a $33 million advertising commitment in exchange for shares of common stock of Rhapsody, and MTVN’s previous obligation to provide advertising of approximately $111 million as of December 31, 2009 was cancelled. In addition, the Stockholder Agreement, dated as of August 20, 2007, between Real and Viacom International Inc., on behalf of MTVN, and the Limited Liability Company Agreement, dated as of August 20, 2007, among the Parties, were terminated, including the put and call rights held by Real and MTVN and MTVN’s rights to receive a preferred return in connection with the exercise of Real’s put right. At closing, the Parties entered into a Stockholder Agreement that contains provisions regarding the governance of Rhapsody, stock transfer restrictions and approval of certain corporate transactions. In addition, certain existing agreements were amended to, among other things, expand the technology and intellectual property licenses from Real to Rhapsody relating to the core technologies for the Rhapsody audio digital music service to provide worldwide, perpetual licenses and certain rights for use of the core technologies in business-to-business audio music services. Real will also provide certain operational transition services to Rhapsody until December 31, 2010, unless earlier terminated by Rhapsody.
As a result of the restructuring transactions Rhapsody is no longer a consolidated majority-owned subsidiary of RealNetworks, Inc. and is now an independent private company.
Pro Forma Information
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 treats the restructuring transactions of Rhapsody as if they occurred on December 31, 2008. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 gives effect to the restructuring transactions of Rhapsody as if they occurred on December 31, 2009. The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments set forth in the accompanying notes. Management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available. The adjustments are preliminary in nature and subject to change following the transaction based on refinements as actual data become available.
The amounts presented under the column “RealNetworks Consolidated Historical” in the accompanying unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated balance sheet as of and for the year ended December 31, 2009 reflect the historical consolidated amounts as reported by RealNetworks in its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 10, 2010.
The amount presented under the column “Deconsolidation of Rhapsody” represents the historical amounts of Rhapsody, previously consolidated by RealNetworks.

These unaudited pro forma consolidated financial statements are presented for illustrative purpose only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the sales/divestitures discussed above been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated financial statements and accompanying notes should be read together with Real’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2009 and Management’s Discussion and Analysis included in Real’s Annual Report on Form 10-K for the year ended December 31, 2009.

RealNetworks, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
December 31, 2009
(Unaudited)

	RealNetworks
	Consolidated	Deconsolidation	Pro Forma
	Historical	of Rhapsody(1)	Adjustments		Pro Forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$277,030	$17,972	$(18,000)	(2), (5)	$241,058
Short-term investments	107,870	—	—		107,870
Trade accounts receivable, net	60,937	7,354	—		53,583
Related party receivable — Rhapsody	—	—	8,538	(3)	8,538
Deferred costs, current portion	5,192	616	—		4,576
Prepaid expenses and other current assets	30,624	669	—		29,955

Total current assets	481,653	26,611	(9,462)		445,580

Equipment, software, and leasehold improvements, at cost:
Equipment and software	151,951	584	(5,669)	(4), (5)	145,698
Leasehold improvements	31,041	—	—		31,041

Total equipment, software, and leasehold improvements	182,992	584	(5,669)		176,739
Less accumulated depreciation and amortization	125,878	174	—		125,704

Net equipment, software, and leasehold improvements	57,114	410	(5,669)		51,035
Restricted cash equivalents and investments	13,700	—	—		13,700
Equity investments	19,553	—	29,650	(5)	49,203
Other assets	4,030	—	—		4,030
Deferred costs, non-current portion	10,182	1,559	—		8,623
Deferred tax assets, net, non-current portion	10,001	—	(2,645	) (5)	7,356
Other intangible assets, net	10,650	113	—		10,537
Goodwill	—	—	—		—

Total assets	$606,883	$28,693	$11,874		$590,064

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$32,703	$1,895	$—		$30,808
Accrued and other liabilities	124,934	3,091	(2,645	) (5)	119,198
Deferred revenue, current portion	31,374	9,742	—		21,632
Related party payable — MTVN	11,216	11,216	—		—
Related party payable — RealNetworks	—	8,538	8,538	(3)	—
Accrued loss on excess office facilities, current portion	3,228	—	—		3,228

Total current liabilities	203,455	34,482	5,893		174,866

Deferred revenue, non-current portion	1,933	777	—		1,156
Accrued loss on excess office facilities, non-current portion	—	—	—		—
Deferred rent	4,464	—	—		4,464
Deferred tax liabilities, net, non-current portion	961	—			961
Other long-term liabilities	13,006	—	—		13,006

Total liabilities	223,819	35,259	5,893		194,453

Noncontrolling interest in Rhapsody (A)	7,253	—	(7,253	) (5)	—

Shareholders’ equity	375,811	(6,566)	13,234	(5)	395,611

Total liabilities and shareholders’ equity	$606,883	$28,693	$11,874		$590,064

(A)	Noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership interest in the net assets of Rhapsody.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Year Ended December 31, 2009
(Unaudited)

	RealNetworks
	Consolidated	Deconsolidation	Pro Forma
	Historical	of Rhapsody(1)	Adjustments		Pro Forma
	(in thousands, except per share data)
Net revenue	$562,264	$159,561	$9,136	(6)	$411,839

Cost of revenue	222,142	100,796	1,442	(6)	$122,788

Gross profit	340,122	58,765	7,694		289,051

Operating expenses:
Research and development	119,448	16,143	—		103,305
Sales and marketing	165,856	45,772	1,217	(6)	121,301
Advertising with related party (A)	33,292	33,292	—		—
General and administrative	79,164	16,668	1,600	(6)	64,096
Impairment of goodwill and long-lived assets	175,583	—	—		175,583
Restructuring and other charges	4,017	610	—		3,407

Total operating expenses	577,360	112,485	2,817		467,692

Operating loss	(237,238)	(53,720)	4,877		(178,641)

Other income (expenses):
Interest income, net	3,969	119	—		3,850
Equity in net loss of investments	(1,313)	27,336	585	(7)	(28,064)
Gain (loss) on sale of equity investments, net	688	—	—		688
Impairment of equity investments	(5,020)	—	—		(5,020)
Other income (expense), net	(794)	—	—		(794)

Total other income (expense), net	(2,470)	27,455	585		(29,340)

Loss before income taxes	(239,708)	(26,265)	5,462		(207,981)
Income tax benefit (expense)	(3,321)	—	(4,067)	(8)	(7,388)

Net loss	(243,029)	(26,265)	1,395		(215,369)
Net loss attributable to the noncontrolling interest in Rhapsody	26,265	26,265	—		—

Net loss attributable to common shareholders	$(216,764)	$—	$1,395		$(215,369)

Basic net loss per share available to common shareholders	$(1.64)				$(1.60)

Diluted net loss per share available to common shareholders	$(1.64)				$(1.60)

Shares used to compute basic net loss per share available to common shareholders	134,612				134,612
Shares used to compute diluted net loss per share available to common shareholders	134,612				134,612

(A)	Consists of advertising purchased by Rhapsody from MTV Networks (MTVN).

RealNetworks, Inc. and Subsidiaries
Earnings Per Share Reconciliation
Year Ended December 31, 2009
(Unaudited)

	RealNetworks
	Consolidated	Deconsolidation	Pro Forma
	Historical	of Rhapsody(1)	Adjustments	Pro Forma
	(in thousands, except per share data)
Net loss attributable to common shareholders	$(216,764)	$—	$1,395	$(215,369)
Less accretion of MTVN’s preferred return in Rhapsody	(3,700)	(3,700)	—	—

Net loss available to common shareholders	$(220,464)	$(3,700)	$1,395	$(215,369)

Shares used to compute basic net loss per share available to common shareholders	134,612	—	—	134,612
Dilutive potential common shares:
Stock options and restricted stock	—	—	—	—
Convertible debt	—	—	—	—

Shares used to compute diluted net loss per share available to common shareholders	134,612	—	—	134,612

Basic net loss per share available to common shareholders	$(1.64)			$(1.60)
Diluted net loss per share available to common shareholders	$(1.64)			$(1.60)

(1)	Reflects the elimination of the financial operations, assets, liabilities and accumulated other comprehensive income amounts associated with the deconsolidation of Rhapsody.

(2)	Reflects the cash contribution related to the restructure transactions of Rhapsody.

(3)	Reflects the related party receivables/payables between RealNetworks and Rhapsody.

(4)	Reflects the approximate amount of additional assets that were contributed to Rhapsody as part of the restructuring transaction.

(5)	Reflects the effects of the current transaction including the treatment of RealNetworks investment in Rhapsody on the equity method and the contributions made by RealNetworks to Rhapsody.

(6)	Reflects revenue and cost of sales related to international music business that was reacquired by RealNetworks from Rhapsody as part of the transaction.

(7)	Reflects the change in RealNetworks ownership percentage.

(8)	The pro forma income tax expense for the year ended December 31, 2009, is calculated based on RealNetworks consolidated results with and without the Rhapsody results of operations and for other adjustments resulting from the restructuring agreement including the conversion of Rhapsody from an LLC to a corporation. This results in a pro forma effective tax rate attributable to RealNetworks of approximately (3.5)%.